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                                                                    EXHIBIT 23.3



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders of



Atlantic Express Transportation Corp.
New York, New York



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 25, 1997 relating to the consolidated financial statements of Atlantic Express Transportation Corp., which is contained in that Prospectus.



We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP
New York, New York
January 21, 1998